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Exhibit 10.29

SECURITY AGREEMENT

Dated as of May 19, 2005

Between

SR TELECOM INC.

as Borrower

and

BNY TRUST COMPANY OF CANADA

as Collateral Agent

1

9.18	No Strict Construction	12
9.19	Advice of Counsel	12
9.20	Limitation on Collateral Agent's Duty in Respect of Collateral	12
9.21	Paramountcy	12
9.22	Termination	12
9.23	Copy	12

SCHEDULES

Schedule 4.1(5) — Offices and Locations of Collateral and Records Concerning Collateral

Schedule 4.1(8) — Intellectual Property

EXHIBITS

Exhibit A — Power of Attorney

2

SECURITY AGREEMENT

This Security Agreement is dated as of May 19, 2005, between

        SR TELECOM INC., a Canadian corporation ("Borrower")

        and

        BNY TRUST COMPANY OF CANADA as Collateral Agent on behalf of Secured Parties

RECITALS

A.            Pursuant to that certain credit agreement dated as of May 19, 2005 (as the same may be amended, restated, modified or supplemented from time to time, the "Credit Agreement") between Borrower, BNY Trust Company of Canada as Administrative Agent and Collateral Agent, on behalf of Secured Parties, and Lenders, Lenders have agreed to make the Loans to Borrower, subject to the terms and conditions contained therein.

B.            As a condition precedent to the receipt by Borrower of the Loans and other financial accommodations under the Credit Agreement and the other Loan Documents, Agents and Lenders require that Borrower, and Borrower desires to, enter into this Agreement as security for all of its Obligations.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

SECTION 1 — DEFINED TERMS

1.1           Terms Defined in PPSA.    The terms "Accounts", "Goods", "Chattel Paper", "Document of Title", "Equipment", "Instrument", "Intangible", "Inventory", "Security", "Proceeds", "Accession", "Money", "financing statement" and "financing change statement" whenever used herein shall be interpreted in accordance with their respective meanings when used in the Personal Property Security Act (Ontario), as amended from time to time, which Act, including amendments thereto and any Act substituted therefor and amendments thereto is herein referred to as the "PPSA". The term "Goods" when used herein shall not include "consumer goods" of Borrower as that term is defined in the PPSA. Any reference herein to "Collateral" shall, unless the context otherwise requires, be deemed a reference to "Collateral or any part thereof". The term "Proceeds" whenever used herein and interpreted as above shall by way of example include trade-ins, Equipment, cash, bank accounts, notes, Chattel Paper, Goods, Contract rights, Accounts and any other personal property or obligation received when Collateral or Proceeds are sold, exchanged, collected or otherwise disposed of.

1.2           Other Defined Terms.    Subject to Section 1.1, all capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto except that "Security Agreement" means this security agreement and all schedules and exhibits attached hereto, as the same may be amended, restated, modified or supplemented from time to time; "Secured Parties" means all Persons named as Agents and Lenders in the Credit Agreement; and "Contracts" means all material agreements or contracts of Borrower entered into from time to time. All uses of the words "hereto", "herein", "hereof, "hereby" and "hereunder" and similar expressions refer to this Security Agreement and not to any particular section or portion of it. All references to Persons herein shall include their respective successors and assigns.

SECTION 2 — SECURITY INTEREST

2.1           Grant of Security Interest.    As continuing collateral security for the due payment and performance by Borrower of all of the Obligations, Borrower hereby grants to Collateral Agent, on behalf of Secured Parties, a continuing security interest in, a lien upon, and a right of set-off against, and hereby assigns, conveys, mortgages, pledges and transfers to Collateral Agent, on behalf of Secured Parties, as security (collectively, the "Security Interest") the undertaking of Borrower and all of Borrower's present and after acquired real and personal property and assets of whatever kind and wherever situate including, without limitation, in all Goods (including all parts, accessories, attachments, special tools, additions, substitutions, replacements for and accessions thereto), Chattel Paper, Documents of Title (whether negotiable or not), Instruments, Intangibles, Money and Securities now owned or hereafter owned or acquired by or on behalf of Borrower (including such as may be returned to or repossessed by Borrower and including under any trade names, styles or derivations thereof) and in all Proceeds and renewals thereof, accretions thereto and substitutions therefor, and including, without limitation, all of the following now or hereafter owned or consigned by or to, or leased from or to, or otherwise acquired by or on behalf of Borrower:

(1)
all Inventory of whatever kind and wherever situate;

(2)
all Equipment (other than Inventory) of whatever kind and wherever situate, including, without limitation, all machinery, tools, apparatus, plant, furniture, fixtures and vehicles of whatsoever nature or kind;

(3)
all Accounts, including book debts and generally all debts, dues, claims, choses in action and demands of every nature and kind howsoever arising or secured including letters of credit and advances of credit, which are now due, owing or accruing or growing due to or owned by or which may hereafter become due, owing or accruing or growing due to or owned by Borrower ("Debts");

(4)
all deeds, documents, writings, papers, books of account and other books and records relating to or being records of Debts, Chattel Paper or Documents of Title or by which such are or may hereafter be secured, evidenced, acknowledged or made payable;

(5)
all Money, cash or cash equivalents;

(6)
all contractual rights and insurance claims and Contracts;

(7)
all Borrower Accounts, and all other deposit and other bank accounts and all deposits therein;

(8)
all Intellectual Property (provided that, notwithstanding any provision to the contrary herein, the grant of security hereunder on all Trademarks of Borrower shall be only the grant of a security interest therein and shall not be an assignment, conveyance, mortgage, pledge or transfer thereof); and

(9)
all Proceeds of any of the foregoing.

The foregoing undertaking and property, other than the property excluded under Section 2.3 are collectively referred to as the "Collateral".

2.2           Set-Off.    In addition, to secure the prompt and complete payment, performance and observance of the Obligations and in order to induce Agents and Lenders as aforesaid, Borrower hereby grants to Collateral Agent, on behalf of Secured Parties, a right of set-off against the property and assets of Borrower held by Collateral Agent, consisting of property and assets described above in Section 2.1 now or hereafter in the possession or custody of or in transit to Collateral Agent, for any purpose, including safekeeping, collection or pledge, for the account of Borrower, or as to which Borrower may have any right or power.

2.3           Exception to Last Day and Contractual Rights.    The Security Interest granted hereby shall not extend or apply to, and Collateral shall not include, the last day of the term of any lease of real property or agreement therefor but upon the enforcement of the Security Interest Borrower shall stand possessed of such last day in trust to assign the same to any Person acquiring such term. The Security Interest granted hereby does not, and shall not extend to, and Collateral shall not include, any agreement, right, franchise, license or permit to which Borrower is a party or of which Borrower has the benefit (the "contractual rights"), to the extent that the creation of the Security Interest therein would constitute a breach of the terms of or permit any Person to terminate the contractual rights or otherwise would be in contravention of applicable laws and regulations, but shall (unless and to the extent such contractual rights contain an enforceable prohibition against the creation of a security interest in Accounts or the creation of a security interest in Accounts is otherwise prohibited by applicable law and regulations), include all Accounts arising thereunder or related thereto and shall, in any event, extend to the proceeds thereof. To the extent that the Security Interest does not extend to any contractual rights or any Account arising thereunder or related thereto, Borrower shall hold its interest therein in trust for the benefit of, and shall assign such contractual rights to, Collateral Agent, on behalf of Secured Parties, forthwith upon obtaining the consent (using its commercially reasonable efforts) of the other party thereto.

2.4           Liability for Deficiency.    If the Collateral is realized upon and the Security Interest in the Collateral is not sufficient to satisfy all Obligations, Borrower acknowledges and agrees that, subject to the provisions of the

PPSA, Borrower shall continue to be liable for any Obligations remaining outstanding and Collateral Agent shall be entitled to pursue full payment thereof.

SECTION 3 — COLLATERAL AGENT'S RIGHTS; LIMITATIONS ON COLLATERAL AGENT'S OBLIGATIONS

3.1           Continued Liability of Borrower under Licences, etc.    It is expressly agreed by Borrower that, anything herein to the contrary notwithstanding, Borrower shall remain liable under each of its Contracts and each of its Licences to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Collateral Agent shall not have any obligation or liability under any Contract or Licence by reason of or arising out of this Security Agreement or the granting herein of a Security Interest therein or the receipt by Collateral Agent of any payment relating to any Contract or Licence pursuant hereto. Collateral Agent shall not be required or obligated in any manner to perform or fulfill any of the obligations of Borrower under or pursuant to any Contract or Licence, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or Licence, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

3.2           Notice to Account Debtors.    If a Default or an Event of Default shall have occurred and be continuing, Collateral Agent may (upon the instructions of Requisite Lenders) at any time without prior notice to Borrower, notify any Account Debtors (including, without limitation, Borrower's Subsidiaries) obligated under any Account of Borrower, parties to any Contracts of Borrower and obligors in respect of Instruments and Chattel Paper, that such Accounts and the right, title and interest of Borrower in and under such Contracts, Instruments and Chattel Paper have been assigned to Collateral Agent, on behalf of Secured Parties, and may notify any such Account Debtors, such parties to any Contracts of Borrower and such obligors that payments shall be made directly to Collateral Agent. Upon such notification, Borrower shall cause each such Person notified to agree that it shall, immediately make all payments with respect to such Accounts or obligations directly to Collateral Agent. If a Default or an Event of Default shall have occurred and be continuing, upon the request of Collateral Agent (acting on the instructions of Requisite Lenders), Borrower shall so notify such Account Debtors, parties to Contracts and obligors in respect of Instruments and Chattel Paper. Borrower acknowledges that any payments on or other proceeds of Collateral received by Borrower from such Account Debtors, parties to Contracts or obligors, whether before or after notification of the Security Interest to such Account Debtors, parties to Contracts or obligors and whether before or after a Default or an Event of Default, shall be received and held by Borrower in trust for Collateral Agent, on behalf of Secured Parties, and shall be deposited into a Borrower Account pursuant to the terms of Annex B to the Credit Agreement.

3.3           Verification of Accounts/Inventory.    After the occurrence of an Event of Default and at any time while it is continuing, Collateral Agent may in Collateral Agent's own name or in the name of Borrower communicate with Account Debtors, parties to Contracts, obligors in respect of Instruments and obligors in respect of Chattel Paper to verify with such Persons, to Collateral Agent's satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper. If an Event of Default shall have occurred and be continuing, Borrower, at its own expense, shall cause the independent chartered accountants then engaged by Borrower to prepare and deliver to Collateral Agent at any time and from time to time promptly upon Collateral Agent's request (acting on the instructions of Requisite Lenders) the following reports with respect to Borrower: (1) a reconciliation of all Accounts; (2) an aging of all Accounts; (3) trial balances; and (4) a test verification of such Accounts as Collateral Agent may request (acting on the instructions of Requisite Lenders). Borrower, at its own expense, shall deliver to Collateral Agent the results of each physical verification, if any, which Borrower may in its discretion have made, or caused any other Person to have made on its behalf, of all or any portion of its Inventory.

SECTION 4 — REPRESENTATIONS AND WARRANTIES OF BORROWER

4.1           Representations and Warranties.    Borrower represents and warrants to Collateral Agent that:

(1)
Borrower is the sole beneficial or leasehold owner of each item of Collateral owned or leased by it in which it purports to grant the Security Interest hereunder, and has good and marketable title thereto free and clear of any and all Liens other than Permitted Encumbrances;

(2)
no effective security agreement, financing statement, financing change statement, equivalent security or Lien instrument covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed (a) in favour of Collateral Agent pursuant to this Security Agreement or the other Loan Documents, and (b) in connection with any other Permitted Encumbrances;

(3)
this Security Agreement is effective to create a valid and continuing Security Interest in, and upon the filing of the appropriate financing statements, a perfected Security Interest in favour of Collateral Agent, on behalf of Secured Parties in, the Collateral. Such Security Interest is prior to all other Liens except Permitted Encumbrances, and is enforceable as such as against any and all creditors of and purchasers from Borrower (other than purchasers of Goods in the ordinary course of business). All action by Borrower necessary or desirable to protect and perfect the Security Interest on each item of the Collateral has been duly taken;

(4)
all Collateral consisting of Intellectual Property applications and registrations is valid and in good standing and Borrower is the owner or the authorized licencee, as the case may be, of the applications and registrations;

(5)
Schedule 4.1(5) hereto sets out Borrower's chief executive office, principal place of business, domicile (for purposes of the Quebec Civil Code), corporate offices, all warehouses and premises where Collateral is stored or located (excluding Collateral in transit, with repairers or with customers), and the locations of all of its books and records concerning the Collateral;

(6)
with respect to the Accounts, except as specifically disclosed on the most recent reports delivered to Agents pursuant to the terms of the Credit Agreement (a) they represent bona fide sales of Goods or rendering of services to Account Debtors in the ordinary course of Borrower's business and are not evidenced by a judgment, Instrument or Chattel Paper; (b) there are no set-offs, claims or disputes existing or asserted with respect thereto, other than those which have been provided for in Borrower's reports delivered to Agents pursuant to the terms of the Credit Agreement or which arise in the ordinary course of its business, and Borrower has not made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by Borrower in the ordinary course of its business for prompt payment and disclosed to Agents; (c) to Borrower's knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on Borrower's books and records and any invoices, statements and reports delivered to Agents with respect thereto, other than matters disclosed to Agents which are customary allowances for doubtful accounts; (d) Borrower has not received any notice of proceedings or actions which are threatened or pending against any Account Debtor which might result in any adverse change in such Account Debtor's financial condition; (e) Borrower does not have Accounts or other amounts owing to it exceeding $100,000 in aggregate from Account Debtors located in any jurisdiction other than Quebec, except as may be disclosed in writing by Borrower to Agents after the date of this Agreement (and Borrower shall promptly provide such written disclosure to Agents); and (f) Borrower has no knowledge that any Account Debtor owing more than $100,000 in the aggregate to Borrower is unable generally to pay its debts as they become due, except as disclosed to Agents. Further, with respect to the Accounts (i) the amounts shown on such records and all invoices, statements and reports which may be delivered to Agents with respect thereto are actually and absolutely owing to Borrower as indicated thereon and are not in any way contingent; (ii) no payments have been or shall be made thereon except payments immediately delivered to the Borrower

  Accounts as required pursuant to the terms of Annex B to the Credit Agreement; and (iii) to Borrower's knowledge, all Account Debtors have the capacity to contract;

(7)
with respect to any Inventory scheduled or listed on the most recent reports delivered to Agents pursuant to the terms of this Security Agreement or the Credit Agreement or any other Loan Document, (a) such Inventory (excluding Inventory in transit, with repairers or with customers) is located at one of Borrower's locations set forth on Schedule 4.1(5) hereto, (b) no Inventory having a value in excess of $100,000 in the aggregate is now, or shall at any time or times hereafter be stored at any other location without Collateral Agent's prior consent, and if Collateral Agent gives such consent (acting on the instructions of Requisite Lenders), Borrower will concurrently therewith obtain, to the extent required by the Credit Agreement, bailee, landlord and mortgagee agreements, (c) Borrower has good, indefeasible and marketable title to such Inventory and such Inventory is not subject to any security interest or other Lien whatsoever except for the Security Interest granted to Collateral Agent, on behalf of Secured Parties, and except for Permitted Encumbrances, (d) except as specifically disclosed in the most recent reports delivered to Agents pursuant to the terms of the Credit Agreement, such Inventory is Eligible Inventory of good and merchantable quality, free from all defects and is not excess, obsolete, unsaleable, shopworn, seconds, damaged or unfit for sale; (e) such property and all other Collateral are not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Collateral, except as disclosed to Agents and, then, in respect of which Borrower has delivered to Collateral Agent consents in form and substance satisfactory to Requisite Lenders duly executed by such third parties, or the payment of any monies to any third party as a precondition of such sale or other disposition, except as disclosed to Agents in writing and, then, in respect of which Borrower has delivered to Collateral Agent waivers in form and substance satisfactory to Requisite Lenders duly executed by such third parties, and (f) the completion of manufacture, sale or other disposition of such property by Collateral Agent following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any Contract or to which such property is subject; and

(8)
Borrower does not have any interest in, or title to, any Patent, Trademark, Copyright or License except as set forth in Schedule 4.1(8) hereto. To the extent permitted by applicable law, this Security Agreement is effective to create a valid and continuing security interest in and, upon filing of this Security Agreement with the appropriate governmental offices, perfected security interests in favour of Collateral Agent, on behalf of Secured Parties, in Borrower's Patents, Trademarks, Copyrights and Licenses and such perfected security interests are enforceable as such as against any and all creditors of and purchasers from Borrower. Upon filing of the Security Agreement with the appropriate governmental offices and the filing of appropriate financing statements, all action necessary or desirable to protect and perfect Collateral Agent's security interest in Borrower's Patents, Trademarks, Copyrights and Licenses shall have been duly taken.

SECTION 5 — COVENANTS OF BORROWER

5.1           Covenants.    Borrower covenants and agrees with Collateral Agent that from and after the date of this Security Agreement and until the Termination Date:

(1)
Further Assurances; Pledge of Instruments.    At any time and from time to time, upon the written request of Collateral Agent (acting on the instructions of Requisite Lenders) and at the sole expense of Borrower, Borrower shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as Collateral Agent may deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including: (a) delivering copies of all statements of accounts, bills, invoices and books of account relating to Accounts and all records, ledgers, reports, correspondence, schedules, documents, statements, lists and other writings relating to the Collateral for the purpose of inspecting, auditing or copying the same; (b) using commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of Collateral Agent, on behalf of Secured Parties, of any Licence or Contract held by Borrower or in which Borrower has any rights not heretofore assigned;

  (c) filing any financing statements and financing change statements under the PPSA (or other applicable personal property security laws) with respect to the Security Interest granted hereunder or under any other Loan Document; (d) transferring Collateral to Collateral Agent's possession if such Collateral consists of Chattel Paper, Instruments or Securities in any case having a value in excess of $50,000 or if a Security Interest in such Collateral can be perfected only by possession, or if requested by Collateral Agent (acting on the instructions of Requisite Lenders); and (e) obtaining, or using commercially reasonable efforts to obtain, waivers of Liens, if any exist, from landlords, warehousemen and mortgagees in accordance with the Credit Agreement. Borrower also hereby authorizes Collateral Agent to file any such financing or financing change statements without the signature of Borrower to the extent permitted by applicable law. If any amount payable under or in connection with any of the Collateral is or shall become evidenced by any Instrument, at the request of Requisite Lenders, such Instrument, other than cheques and notes received in the ordinary course of business, shall be duly endorsed in a manner satisfactory to Collateral Agent immediately upon Borrower's receipt thereof.

(2)
Maintenance of Records.    Borrower shall keep and maintain, at its own cost and expense, satisfactory and complete records of the Collateral, including a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral. All Chattel Paper shall be marked with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of BNY Trust Company of Canada, as agent."

(3)
Covenants Regarding Patent, Trademark and Copyright Collateral.

(a)
Borrower shall notify Collateral Agent immediately if it knows or has reason to know that any application or registration relating to any Patent, Trademark or Copyright (now or hereafter existing) material to the operation of its business or to Collateral Agent exercising any of its rights and remedies in respect of the Collateral may become abandoned, or of any adverse determination or development regarding Borrower's ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same to the extent same is material to Borrower's business or to Collateral Agent exercising any of its rights and remedies in respect of the Collateral.

(b)
In no event shall Borrower, either directly or through any agent, employee, licencee or designee, file an application for the registration of any Patent, Trademark or Copyright in respect of the operation of its business with any office or agency without giving Collateral Agent prior written notice thereof, and, upon request of Collateral Agent, Borrower shall execute and deliver any and all security agreements, as Collateral Agent may request (acting on the instructions of Requisite Lenders) to evidence Collateral Agent's security interest, on behalf of Secured Parties, in such Patent, Trademark or Copyright, and the Intangibles of Borrower relating thereto or represented thereby.

(c)
Borrower shall take all actions necessary or requested by Collateral Agent (acting on the instructions of Requisite Lenders) to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Patents, Trademarks and Copyrights (now or hereafter existing) which are material to the operation of its business or to Collateral Agent exercising any of its rights and remedies in respect of the Collateral, including all filings.

(d)
In the event that any of the Patent, Trademark or Copyright Collateral, which is material to the operation of Borrower's business or to Collateral Agent exercising any of its rights and remedies in respect of the Collateral is infringed upon, or misappropriated or diluted by a third party, Borrower shall notify Collateral Agent promptly after Borrower learns thereof. Borrower shall, unless it shall reasonably determine that such Patent, Trademark or Copyright Collateral is in no way material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as Collateral Agent (acting on the instructions of Requisite Lenders) shall deem appropriate under the circumstances to protect such Patent, Trademark or Copyright Collateral.

(4)
Indemnification.    In any suit, proceeding or action brought by Collateral Agent (acting on the instructions of Requisite Lenders) relating to any Account, Chattel Paper, Contract, Document of Title, Intangible or Instrument for any sum owing thereunder or to enforce any provision of any Account, Chattel Paper, Contract, Document of Title, Intangible or Instrument, Borrower will save, indemnify and keep Collateral Agent harmless from and against all expense (including reasonable legal fees and other legal expenses), loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favour of, such obligor or its successors from Borrower, except in the case of Collateral Agent, to the extent such expense, loss, or damage is attributable solely to the gross negligence or willful misconduct of Collateral Agent as finally determined by a court of competent jurisdiction. All such obligations of Borrower shall be and remain enforceable against and only against Borrower and shall not be enforceable against Collateral Agent.

(5)
Compliance with Terms of Accounts, etc.    In all material respects, Borrower will perform and comply with all obligations in respect of its Accounts, Chattel Paper, Contracts and Licences and all other agreements to which it is a party or by which it is bound relating to the Collateral.

(6)
Limitation on Liens on Collateral.    Borrower will not create, permit or suffer to exist, and Borrower will defend the Collateral against, and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Encumbrances, and will defend the right, title and interest of Collateral Agent, on behalf of Secured Parties, in and to any of Borrower's rights under the Collateral against the claims and demands of all Persons whomsoever.

(7)
Limitations on Disposition.    Borrower will not sell, lease, transfer or otherwise dispose of any of the Collateral, or attempt to contract to do so except as permitted by the Credit Agreement.

(8)
Further Identification of Collateral.    Borrower will, if so requested by Collateral Agent (acting on the instructions of Requisite Lenders), furnish to Collateral Agent, as often as Collateral Agent requests statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Collateral Agent may reasonably request (acting on the instructions of Requisite Lenders), all in such detail as Collateral Agent may specify.

SECTION 6 — COLLATERAL AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT

                On the Closing Date, Borrower shall execute and deliver to Collateral Agent a power of attorney (the "Power of Attorney") substantially in the form attached hereto as Exhibit A. The power of attorney granted pursuant to the Power of Attorney is a power coupled with an interest and shall be irrevocable until the Termination Date. The powers conferred on Collateral Agent under the Power of Attorney are solely to protect Collateral Agent's interests, on behalf of Secured Parties, in the Collateral and shall not impose any duty upon Collateral Agent to exercise any such powers. Collateral Agent agrees that (a) it shall not exercise, any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing, and (b) Collateral Agent shall account for any money received by Collateral Agent in respect of any foreclosure on or disposition of Collateral pursuant to the Power of Attorney provided that Collateral Agent shall not have any duty as to any Collateral, and Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers. NEITHER COLLATERAL AGENT NOR ANY OF ITS RELATED PARTIES SHALL BE RESPONSIBLE TO BORROWER FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

SECTION 7 — REMEDIES

7.1           Appointment of Receiver.    In addition to all other rights and remedies granted to it under this Security Agreement, the Credit Agreement, the other Loan Documents and under any other instrument or agreement securing, evidencing or relating to any of the Obligations, if any Event of Default shall have occurred and be continuing, Collateral Agent may appoint or reappoint by instrument in writing, any Person or Persons, whether an officer or officers or an employee or employees of Collateral Agent or not, to be a receiver or receivers (hereinafter called a "Receiver", which term when used herein shall include a receiver and manager) of Collateral (including any interest, income or profits therefrom) and may remove any Receiver so appointed and appoint another in its stead. Any such Receiver shall, so far as concerns responsibility for its acts, be deemed the agent of Borrower and not of Collateral Agent, and Collateral Agent shall not be in any way responsible for any misconduct, negligence or non-feasance on the part of any such Receiver, its servants, agents or employees. Subject to the provisions of the instrument appointing it, any such Receiver shall have power to take possession of Collateral, to preserve Collateral or its value, to carry on or concur in carrying on all or any part of the business of Borrower and to sell, lease, license or otherwise dispose of or concur in selling, leasing, licensing or otherwise disposing of Collateral. To facilitate the foregoing powers, any such Receiver may, to the exclusion of all others, including Borrower, enter upon, use and occupy all premises owned or occupied by Borrower wherein Collateral may be situated, maintain Collateral upon such premises, borrow money on a secured or unsecured basis and use Collateral directly in carrying on Borrower's business or as security for loans or advances to enable the Receiver to carry on Borrower's business or otherwise, as such Receiver shall, in its discretion, determine. Except as may be otherwise directed by Collateral Agent (acting on the instructions of Requisite Lenders), all Money received from time to time by such Receiver in carrying out its appointment shall be received in trust for and paid over to Collateral Agent for application in accordance with the Credit Agreement. Every such Receiver may, in the discretion of Collateral Agent, be vested with all or any of the rights and powers of Collateral Agent.

7.2           Exercise of Rights by Collateral Agent.    Upon and during the continuance of an Event of Default, Collateral Agent may, either directly or through its agents or nominees, exercise any or all of the powers and rights given to a Receiver by virtue of Section 7.1.

7.3           Taking Possession of Collateral.    Upon and during the continuance of an Event of Default, Collateral Agent may take possession of, collect, demand, sue on, enforce, recover and receive Collateral and give valid and binding receipts and discharges therefor and in respect thereof and Collateral Agent may sell, licence, lease or otherwise dispose of Collateral in such manner, at such time or times and place or places, for such consideration and upon such terms and conditions as to Collateral Agent may seem reasonable (acting on the instructions of Requisite Lenders). Collateral Agent shall use reasonable care with respect to the Collateral in its possession or under its control. Collateral Agent shall not have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Collateral Agent, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto except solely to the extent Collateral Agent has thereto agreed under Section 9.20.

7.4           Rights and Remedies under PPSA.    In addition to those rights granted herein and in any other agreement now or hereafter in effect between Borrower and Agents and Lenders and in addition to any other rights Collateral Agent may have at law or in equity, Collateral Agent shall have, both before and after an Event of Default, all rights and remedies of a secured party under the PPSA. However, Collateral Agent shall not be liable or accountable for any failure to exercise its remedies, take possession of, collect, enforce, realize, sell, lease, licence or otherwise dispose of Collateral or to institute any proceedings for such purposes. Furthermore, Collateral Agent shall have no obligation to take any steps to preserve rights against prior parties to any Instrument or Chattel Paper whether Collateral or Proceeds and whether or not in Collateral Agent's possession and shall not be liable or accountable for failure to do so.

7.5           Cooperation of Borrower with respect to Taking Possession.    After and during continuance of an Event of Default, Borrower acknowledges that Collateral Agent or any Receiver appointed by it may take possession of Collateral wherever it may be located and by any method permitted by law and Borrower agrees upon request from Collateral Agent or any such Receiver (each acting on the instructions of Requisite Lenders) to assemble and deliver possession of Collateral at such place or places as directed.

7.6           Costs.    Borrower agrees to be liable for and to pay all costs, charges and expenses incurred by Collateral Agent or any Receiver appointed by it, whether directly or for services rendered (including reasonable legal and auditors' costs and other legal expenses and Receiver remuneration), in operating Borrower's accounts, in preparing or enforcing this Security Agreement, taking and maintaining custody of, preserving, repairing, processing, preparing for disposition and disposing of Collateral and in enforcing or collecting indebtedness and all such costs, charges and expenses, together with any amounts owing as a result of any borrowing by Collateral Agent or any Receiver appointed by it, as permitted hereby, shall be a first priority security interest on the proceeds of realization, collection or disposition of Collateral and shall be secured hereby.

7.7           Notice of Sale.    Collateral Agent will give Borrower such notice, if any, of the date, time and place of any public sale or of the date after which any private disposition of Collateral is to be made as may be required by the PPSA.

7.8           Intellectual Property Licence.    For the purpose of enabling Collateral Agent to exercise rights and remedies under Section 7 hereof, Borrower hereby grants to Collateral Agent an irrevocable, non-exclusive licence (exercisable without payment of royalty or other compensation to Borrower) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by Borrower, and wherever the same may be located, and including in such licence access to all media in which any of the licenced items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

SECTION 8 — REINSTATEMENT

                This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Borrower for liquidation or reorganization, should Borrower become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Borrower's property or assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference", "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

SECTION 9 — MISCELLANEOUS

9.1           Performance by Collateral Agent.    Upon Borrower's failure to perform any of its duties hereunder, Collateral Agent may, but shall not be obligated to, perform any or all of such duties.

9.2           Extensions, etc.    Collateral Agent may (acting on the instructions of Requisite Lenders) grant extensions of time and other indulgences, take and give up security, accept compositions, compound, compromise, settle, grant releases and discharges and otherwise deal with Borrower, debtors of Borrower (subject to Sections 3.2 and 3.3) and with Collateral and other security as Collateral Agent may see fit without prejudice to the liability of Borrower or Collateral Agent's right to hold and realize the Security Interest. Furthermore, Collateral Agent may (acting on the instructions of Requisite Lenders), upon the occurrence of an Event of Default and for so long as it is continuing, demand, collect and sue on Collateral in Borrower's name and may endorse Borrower's name on any and all cheques, commercial paper, and any other Instruments and any Securities pertaining to or constituting Collateral.

9.3           No Waiver.    No delay or omission by Collateral Agent in exercising any right or remedy hereunder or with respect to any of the Obligations shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Furthermore, Collateral Agent may (acting on the instructions of Requisite Lenders) remedy any default by Borrower hereunder or with respect to any Obligations in any manner without waiving the default remedied and without waiving any other prior or subsequent default by Borrower. All rights and remedies of Collateral Agent granted or recognized herein are cumulative and may be exercised at any time and from time to time independently or in combination.

9.4           Waiver of Protest.    Borrower waives protest of any Instrument constituting Collateral at any time held by Collateral Agent on which Borrower is in any way liable and, subject to Section 7.7 hereof, notice of any other action taken by Collateral Agent.

9.5           Assignment and Enurement.    To the extent permitted by the Credit Agreement, this Security Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. In any action brought by an assignee of this Security Agreement and the Security Interest or any part thereof to enforce any rights hereunder, Borrower shall not assert against the assignee any claim or defence which Borrower now has or hereafter may have against Collateral Agent. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner affect the Security Interest granted to Collateral Agent, on behalf of Secured Parties, hereunder. Borrower may not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Security Agreement.

9.6           Amendment.    No modification, variation or amendment of any provision of this Security Agreement shall be made except by a written agreement, executed by the parties hereto and no waiver of any provision hereof shall be effective unless in writing.

9.7           Notices.    Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Credit Agreement.

9.8           Remedies Cumulative.    This Security Agreement and the security afforded hereby is in addition to and not in substitution for any other security now or hereafter held by Collateral Agent and is intended to be a continuing security agreement and shall remain in full force and effect until all Obligations and any extensions or renewals thereof together with interest accruing thereon shall be paid in full. No single or partial exercise by Collateral Agent of any right or remedy precludes or otherwise affects the exercise of any other right or remedy to which it may be entitled.

9.9           Headings.    The headings used in this Security Agreement are for convenience only and are not to be considered a part of this Security Agreement and do not in any way limit or amplify the terms and provisions of this Security Agreement.

9.10         Number and Gender.    When the context so requires, the singular number shall be read as if the plural were expressed and the provisions hereof shall be read with all grammatical changes necessary dependent upon the person referred to being a male, female, firm or corporation.

9.11         Severability.    Wherever possible, each provision of this Security Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. This Security Agreement is to be read, construed and applied together with the Credit Agreement and the other Loan Documents which, taken together, set forth the complete understanding and agreement of Collateral Agent and Borrower with respect to the matters referred to herein and therein.

9.12         Extensions.    Nothing herein contained shall in any way obligate Collateral Agent to grant, continue, renew, extend time for payment of or accept anything which constitutes or would constitute Obligations.

9.13         Attachment.    The Security Interest created hereby is intended to attach when this Security Agreement is signed by Borrower and delivered to Collateral Agent.

9.14         Amalgamation.    Borrower acknowledges and agrees that in the event it amalgamates with any other corporation or corporations it is the intention of the parties hereto that the term "Borrower" when used herein shall apply to the amalgamated corporation, such that the Security Interest granted hereby:

(1)
shall extend to "Collateral" (as that term is herein defined) owned by each of the amalgamating corporations and the amalgamated corporation at the time of amalgamation and to any "Collateral" thereafter owned or acquired by the amalgamated corporation, and

(2)
shall secure the Obligations of each of the amalgamating corporations and the amalgamated corporation to Agents and Lenders at the time of amalgamation and all Obligations of the amalgamated corporation to Agents and Lenders thereafter arising. The Security Interest shall attach to "Collateral" owned by each corporation amalgamating with Borrower, and by the amalgamated corporation, at the time of the amalgamation, and shall attach to any "Collateral" thereafter owned or acquired by the amalgamated corporation when such becomes owned or is acquired.

9.15         Governing Law; Consent to Jurisdiction.    EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SECURITY AGREEMENT AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT PROVINCE AND ANY LAWS APPLICABLE THEREIN. BORROWER HEREBY CONSENTS AND AGREES THAT THE COURTS OF THE PROVINCE OF ONTARIO SHALL HAVE NON-EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER, ANY AGENT OR LENDER PERTAINING TO THIS SECURITY AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT. NOTHING IN THIS SECURITY AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE ANY AGENT OR LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT ITS ADDRESS SET FORTH IN ANNEX H OF THE CREDIT AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT WITH CANADA POST, PROPER POSTAGE PREPAID.

9.16         Judgment Currency.

(1)
If, for the purpose of obtaining or enforcing judgment against Borrower in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 9.16 referred to as the "Judgment Currency") an amount due in Canadian Dollars, the conversion shall be made at the rate of exchange specified by Collateral Agent as being the rate available to Collateral Agent in Toronto, Ontario on the Business Day immediately preceding (a) the date of actual payment of the amount due, in the case of any proceeding in the courts of the Province of Ontario or in the courts of any other jurisdiction that will give effect to such conversion being made on such date, or (b) the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section 9.16(1) being hereinafter in this Section 9.16 referred to as the "Judgment Conversion Date").

(2)
If, in the case of any proceeding in the court of any jurisdiction referred to in Section 9.16(1), there is a change in the rate of exchange available to Collateral Agent between the Judgment Conversion Date and the date of actual receipt for value of the amount due, Borrower shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received for value in the Judgment Currency, when converted at the rate of exchange specified by Collateral Agent as being the rate available to Collateral Agent on the date of payment, will produce the amount of Canadian Dollars which could have been purchased with the amount of the Judgment

  Currency stipulated in the judgment or judicial order at the rate of exchange on the Judgment Conversion Date.

9.17         Counterparts.    This Security Agreement may be executed in any number of separate original or facsimile counterparts each of which shall collectively and separately constitute one and the same agreement.

9.18         No Strict Construction.    The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement. In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favouring or disfavouring any party by virtue of the authorship of any provisions of this Security Agreement.

9.19         Advice of Counsel.    Each of the parties represents to each other party hereto that it has discussed this Security Agreement and, specifically, the provisions of Section 9.15, with its counsel.

9.20         Limitation on Collateral Agent's Duty in Respect of Collateral.    Collateral Agent shall use reasonable care with respect to the Collateral in its possession or under its control. Collateral Agent shall not have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Collateral Agent, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

9.21         Paramountcy.    In the event that any provisions of this Security Agreement contradict or are otherwise incapable of being construed in conjunction with the provisions of the Credit Agreement, the following will apply:

  (a)
  the provisions of the Credit Agreement shall take precedence over those contained in this Security Agreement; and

  (b)
  if any act of Borrower is expressly permitted under the Credit Agreement but is prohibited under this Security Agreement, any such act shall be permitted under the Credit Agreement and shall be deemed to be permitted hereunder;

    the whole unless as a result thereof, the security created hereby or any of the remedies of Collateral Agent and/or Secured Parties under the Security Interests created hereby would be in any way diminished or invalidated, in which case the provisions of this Security Agreement will govern.

9.22         Termination.    This Security Agreement shall terminate on the Termination Date.

9.23         Copy.    Borrower hereby acknowledges receipt of a copy of this Security Agreement.

The parties have duly executed this Security Agreement as of the date first written above.

SR TELECOM INC.
By:	/s/ Pierre St-Arnaud
Name:	Pierre St-Arnaud
Title:	President and CEO
By:	/s/ David L. Adams
Name:	David L. Adams
Title:	Sr. VP, Finance and CFO
BNY TRUST COMPANY OF CANADA
By:	/s/ Henry Hamilton
Name:	Henry Hamilton
Title:	Authorized Officer
By:
Name:
Title:

Schedule 4.1(5) — Offices and Locations of Collateral
and Records Concerning Collateral

1.	Chief Executive Office: 8150 Trans Canada Highway Montreal, Quebec H4S 1M5 Canada
2.	Locations of Collateral: 8150 Trans Canada Highway Montreal, Quebec H4S 1M5 Canada
6900 Trans Canada Highway Pointe-Claire, Quebec H9R 5C7 Canada

Schedule 4.1(8) — Intellectual Property

(A)	PATENTS
See Attached.

(B)	TRADEMARKS
See Attached.

(C)	COPYRIGHTS
Nil

(D)  LICENSES

The following lists the agreements in which Licenses were assigned to or obtained by the Borrower or its Material Subsidiaries, which, if Borrower or its Material Subsidiaries were not the owners thereof or had no rights to use same, could reasonably be expected to have a Material Adverse Effect:

Product Line — swing

•
Asset Purchase Agreement between Lucent Technologies France S.A. and SR Telecom S.A.S. dated September 21, 2001

•
Intellectual Property Agreement between Lucent Technologies France S.A. and Lucent technologies GRL Corporation and SR Telecom S.A.S. dated September 21, 2001

Product Line — stride2400

•
Intellectual Property Assignment Agreement between Nera Wireless Broadband Access A.S. and SR Telecom Inc. dated March 27, 2002

•
Contribution Agreement between Nera Telecom and SRT Acquisition dated March 22, 2002

Product Lines — airstar and angel

•
Intellectual Property Agreement between SR Telecom USA, Inc. and SR Telecom Inc. dated as of November 30, 2003

•
Agreement and Plan of Merger between Netro Corporation, SR Telecom Inc. and Norway Acquisition Corporation dated as of March 27, 2003

•
Intellectual Property Agreement between AT&T Wireless Services, Inc. ("AWS") and Netro Corporation dated February 12, 2002

•
Software Licence Agreement between Aztek Engineering, Inc. and AWS dated July 30, 2001

•
Products Licence Agreement, as amended by Amendment One dated May 11, 2001, Between Rational Software Corporation and AWS

•
Chronology End-User License Agreement (Rev. September 1998)

•
Product Software Source/Object Code Licence Agreement between HotHaus Technologies, Inc. n/k/a Broadcom Corporation and AWS dated July 31, 1998, as amended by the Amendment to Services Agreement dated July 1, 1999

•
Services Agreement between HotHaus Technologies, Inc. n/k/a Broadcom Corporation and AWS dated July 31, 1998, as amended by the Amendment to Services Agreement dated June 1, 1999, and as last amended by a letter agreement dated June 6, 2001, and accepted and agreed to June 19, 2001, extending the termination date thereof

•
Software Licence Agreement No. 7224-1 between Integrated Systems, Inc. n/k/a WindRiver Systems, Inc. and AWS dated as of November 29, 1995

•
Software Licence Agreement No. 7224-2 between Integrated Systems, Inc. n/k/a WindRiver Systems, Inc. and AWS dated as of November 29, 1995, as last amended by Amendement No.2 thereto dated November 29, 1999

EXHIBIT A

POWER OF ATTORNEY

        This Power of Attorney is executed and delivered by SR Telecom Inc., a Canadian corporation ("Borrower"), to BNY Trust Company of Canada (hereinafter referred to as "Attorney") as Collateral Agent for Agents and Lenders under a Credit Agreement and a Security Agreement, both dated as of May     •    , 2005, and other related documents (as the same may be further amended, restated, modified or supplemented from time to time, collectively the "Loan Documents"). No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from Borrower as to the authority of Attorney to take any action described below, or as to the existence of or fulfilment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Borrower irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity which acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is coupled with an interest, and may not be revoked or cancelled by Borrower without Attorney's written consent.

        Borrower hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as Borrower's true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Borrower and in the name of Borrower or in its own name, from time to time in Attorney's discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of the Loan Documents and, without limiting the generality of the foregoing, Borrower hereby grants to Attorney the power and right, on behalf of Borrower, without notice to or assent by Borrower, and at any time, to do the following: (a) change the mailing address of Borrower, open a post office box on behalf of Borrower, open mail for Borrower, and ask, demand, collect, give acquittances and receipts for, take possession of, endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any property of Borrower; (b) effect any repairs to any asset of Borrower, or continue or obtain any insurance and pay all or any part of the premiums therefrom and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies; (c) pay or discharge any taxes, liens, security interests, or other encumbrances levied or placed on or threatened against Borrower or its property; (d) defend any suit, action or proceeding brought against Borrower if Borrower does not defend such suit, action or proceeding or if Attorney believes that Borrower is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate; (e) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such money due to Borrower wherever payable and to enforce any other right in respect of Borrower's property; (f) cause the chartered public accountants then engaged by Borrower to prepare and deliver to Attorney at any time and from time to time, promptly upon Attorney's request, the following reports: (1) a reconciliation of all accounts, (2) an aging of all accounts, (3) trial balances, (4) test verifications of such accounts as Attorney may request, and (5) the results of each physical verification of inventory; (g) communicate in its own name with any party to any Contract or Account with regard to the assignment of the right, title and interest of such Borrower in and under the Contract or Account and other matters relating thereto; and (h) execute, in connection with any sale provided for in any Loan Document, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral and to otherwise direct such sale or resale, all as though Attorney were the absolute owner of the property of Borrower for all purposes, and to do, at Attorney's option and Borrower's expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon Borrower's property or assets and Attorney's Liens thereon, all as fully and effectively as Borrower might do. Borrower hereby ratifies, to the extent permitted by law, all that said Attorney shall lawfully do or cause to be done by virtue hereof.

        All capitalized terms used but not otherwise defined herein have the meanings given to such terms in the Credit Agreement.

1

        IN WITNESS WHEREOF, this Power of Attorney is executed by Borrower as of this    •     day of May, 2005.

SR TELECOM INC.
By:
Name: Title:
By:
Name: Title:

2

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TABLE OF CONTENTS
SECURITY AGREEMENT
Schedule 4.1(5) — Offices and Locations of Collateral and Records Concerning Collateral
Schedule 4.1(8) — Intellectual Property
EXHIBIT A POWER OF ATTORNEY